EXHIBIT 21

ASTRONICS CORPORATION

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership Percentage	State (Province), Country of Incorporation
Astronics Test Systems, Inc.	100%	Delaware, USA
Astronics DME LLC	100%	Florida, USA
Astronics AeroSat Corporation	100%	New Hampshire, USA
Luminescent Systems, Inc.	100%	New York, USA
Astronics Air, LLC	100%	New York, USA
Max-Viz, Inc.	100%	Oregon, USA
Peco, Inc.	100%	Oregon, USA
Ballard Technology, Inc.	100%	Washington, USA
Astronics Advanced Electronic Systems Corp.	100%	Washington, USA
LSI - Europe B.V.B.A.	100%	Belgium
Luminescent Systems Canada, Inc.	100%	Quebec, Canada
PGA Electronic s.a.	100%	France
Astronics France	100%	France
Astronics Air II LLC	100%	New Hampshire, USA
Armstrong Aerospace, Inc.	100%	Illinois, USA
Astronics Custom Controls Concepts Inc.	100%	Washington, USA
Astronics Connectivity Systems and Certification Corp.	100%	Illinois, USA
Freedom Communication Technologies, Inc.	100%	Texas, USA
Diagnosys Holdings Inc.	100%	Delaware, USA
Diagnosys Inc.	100%	Delaware, USA
Diagnosys (Pinpoint) Inc.	100%	Florida
Diagnosys (Customer Support) Inc.	100%	Florida
Diagnosys Systems, Inc.	100%	Delaware
Diagnosys Ferndown Limited	100%	England
Diagnosys GmbH	100%	Germany
Diagnosys Electronics (I) Private Limited	100%	India
Astronics Europe	100%	France
Astronics Connectivity Systems & Certification Ukraine	100%	Ukraine
Huizhou Telefonix Co., Ltd.	100%	China
Alliance Technology HK Limited	100%	Hong Kong